Citigroup Inc.
EUR 1,250,000,000 4.00% Fixed Rate Senior Notes due November 2015
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Euro ("EUR")

2.	Aggregate Nominal Amount:	EUR 1,250,000,000

3.	Issue Price:	99.459% of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000. No notes in definitive form will be issued with denomination above EUR 99,000.

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	26 November 2010

6.	Maturity Date:	26 November 2015

7.	Interest Basis:	4.00% Fixed Rate

8.	Redemption/Payment Basis:	Redemption at par

9.	Status of the Notes:	Senior Unsecured

PROVISIONS RELATING TO INTEREST PAYABLE

10.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	4.00% per annum payable annually in arrears

	(ii) Interest Payment Dates:	26 November in each year from and including 26 November 2011 to and including 26 November 2015, subject to the Following Business Day Convention. No adjustment will be made to the Fixed Coupon Amount.

	(iii) Fixed Coupon Amount	EUR 40.00 per Calculation Amount

	(iv) Day Count Fraction:	Actual/Actual (ICMA)

PROVISIONS RELATING TO REDEMPTION

11.	Final Redemption Amount:	EUR 1,000 per Calculation Amount

12.	Early Redemption Amount Applicable in the Event of Redemption for Tax Reasons:	EUR 1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE NOTES
13.	Form of Notes:	Bearer Notes

14.	New Global Note Form:	Yes

15.	Consolidation provisions:	Applicable in the event of future issuances.

DISTRIBUTION

16.	TEFRA:	The D Rules are applicable.

LISTING AND ADMISSION TO TRADING

17.	Listing:	Luxembourg

OPERATIONAL INFORMATION

	ISIN Code:	XS0563159184

	Common Code:	056315918